Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman | Matt Sheldon
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD REPORTS FISCAL 2016 FIRST QUARTER FINANCIAL RESULTS

SANTA BARBARA, Calif. – May 28, 2015 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported financial results for the fiscal 2016 first quarter ended April 30, 2015.

Total revenue was $69.3 million for the first quarter of fiscal 2016, as expected, compared with $68.5 million for the same quarter last year. Currency had a $5.4 million negative impact on total revenue. On a constant currency basis, revenue for the first quarter of fiscal 2016 would have grown by almost 10 percent from the prior-year period.

Additional fiscal 2016 first quarter financial results, compared with the first quarter of fiscal 2015 include:

•	Subscription revenue growth of 52 percent to $9.4 million, up from $6.2 million.
•	License revenue growth of 3 percent to $6.9 million, up from $6.7 million.
•	Professional services revenue remained steady at $19.6 million for both periods.
•	Maintenance and other revenue was $33.4 million, compared with $36.1 million.
•	GAAP net income of $549,000 or $0.03 per diluted Class A share and $0.02 per diluted Class B share, compared with a net loss of $76,000 or $0.01 per Class A share and $0.00 per Class B share.
•	Non-GAAP net income (defined as GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and income tax adjustments) of $1.6 million, or $0.09 per diluted Class A share and $0.07 per diluted Class B share, compared with $0.9 million, or $0.06 per diluted Class A share and $0.05 per diluted Class B share.

“Our first quarter came in as planned, and we saw continued good momentum in adding new cloud customers to our base,” said Karl Lopker, Chief Executive Officer of QAD Inc. “Cloud adoption was an important topic at our recent Explore 2015 user conference, and our funnel remains heavily weighted toward this deployment option.”

Gross profit for the fiscal 2016 first quarter was $37.2 million, or 54 percent of total revenue, consistent with the fiscal 2015 first quarter.

Total operating expenses amounted to $36.4 million, or 53 percent of total revenue, for the fiscal 2016 first quarter, versus $36.8 million, or 54 percent of total revenue, for the similar quarter last year.

QAD Inc.
2-2-2

Operating income for the first quarter of fiscal 2016 grew to $760,000, which included $1.3 million in stock compensation expense. For the first quarter of fiscal 2015, operating income was $298,000, which included $876,000 in stock compensation expense.

QAD’s cash and equivalents balance was $130.9 million at April 30, 2015, up from $120.5 million at January 31, 2015. Cash provided by operations for the fiscal 2016 first quarter was $4.3 million, compared with $3.2 million for the fiscal 2015 first quarter.

Fiscal 2016 First Quarter Operational Highlights:
•	Received orders from 17 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including four orders in excess of $1.0 million, of which one order was in excess of $2.0 million;
•	Received license or cloud orders from companies across QAD’s six vertical markets, including: Ajinomoto Althea, Inc., Alcoa, Inc., Autoliv, Inc., Comvita New Zealand Ltd., CoorsTek LLC, Ferro Argentina Corporation, Findus France, Omron Corporation, Samtec, Inc., Smiths Group plc and TRW Automotive;
•	Launched a new User Experience (UX) that brings the power of QAD Cloud ERP to the browser, providing a consistent, individually adaptable and device-independent user experience that is personalized to the activity and the user to increase efficiency, simplify task completion and provide insight to decisions;
•	Named ERP Customer Experience Leader by Consumer Goods Technology Magazine readers for the third consecutive year;
•	Held its Explore 2015 annual customer conference in Washington, D.C., with a record number of customers presenting at the conference; and
•	Underwriters exercised, in full, an option to purchase additional shares related to QAD’s secondary stock offering. As a result, 450,000 shares of Class A common stock were issued generating approximately $8.4 million in additional net proceeds.

Business Outlook
For the second quarter of fiscal 2016, QAD expects:
•	Total revenue of approximately $70 million, including approximately $8.8 million of subscription revenue.
•	Additional stock compensation expense in the second quarter related to its annual stock grants of approximately $1.1 million for total stock compensation expense of $2.4 million.
•	GAAP earnings per share of approximately breakeven per diluted Class A and diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.11 per diluted Class A share and $0.09 per diluted Class B share.

For the fiscal 2016 year, QAD expects:
•	Total revenue of approximately $295 million, including approximately $37.5 million of subscription revenue.
•	Stock compensation expense of approximately $7.6 million.
•	GAAP earnings per share of approximately $0.49 per diluted Class A share and $0.41 per diluted Class B share.
•	Non-GAAP earnings per share of approximately $0.84 per diluted Class A share and $0.70 per diluted Class B share.

QAD Inc.
3-3-3

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2016 First Quarter Conference Call

When:	Thursday, May 28, 2015
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9959 (international)
Replay:	Accessible through midnight June 4, 2015
800-475-6701 (domestic); 320-365-3844 (international); passcode 356854
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures
QAD has disclosed adjusted EBITDA, adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the fiscal 2016 and fiscal 2015 first quarters. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:
•	Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.
•	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
•	Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.
•	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

QAD Inc.
4-4-4

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangibles: The company amortizes purchased intangibles in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangibles which includes purchased technology, customer relationships, trade names and other intangibles from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangibles provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap. The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The non-GAAP tax rate is 25%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

About QAD
QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models as on-premise software, in the cloud with QAD Cloud ERP or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

QAD Inc.
5-5-5

For more information about QAD, call +1 805-566-6000 or visit www.qad.com.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2015	2014
Revenue:
License fees	$6,851	$6,652
Subscription fees	9,419	6,192
Maintenance and other	33,383	36,076
Professional services	19,612	19,565
Total revenue	69,265	68,485
Cost of revenue:
License	929	900
Subscription	5,064	3,786
Maintenance and other	7,777	8,170
Professional services	18,328	18,575
Total cost of revenue	32,098	31,431
Gross profit	37,167	37,054
Operating expenses:
Sales and marketing	17,145	16,477
Research and development	10,657	11,195
General and administrative	8,441	8,904
Amortization of intangibles from acquisitions	164	180
Total operating expenses	36,407	36,756
Operating income	760	298
Other (income) expense:
Interest income	(57)	(57)
Interest expense	183	181
Other (income) expense, net	(119)	226
Total other expense, net	7	350
Income (loss) before income taxes	753	(52)
Income tax expense	204	24
Net income (loss)	$549	$(76)

Diluted net income (loss) per share
Class A	$0.03	$(0.01)
Class B	$0.02	$(0.00)

Diluted Weighted Shares
Class A	16,048	12,628
Class B	3,279	3,168

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	April 30,	January 31,
	2015	2015
Assets
Current assets:
Cash and equivalents	$130,864	$120,526
Accounts receivable, net	51,222	78,887
Deferred tax assets, net	9,266	9,313
Other current assets	15,436	14,799
Total current assets	206,788	223,525

Property and equipment, net	33,240	33,154
Capitalized software costs, net	2,237	2,485
Goodwill	10,857	10,911
Long-term deferred tax assets, net	10,063	9,680
Other assets, net	3,440	3,614

Total assets	$266,625	$283,369

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$409	$406
Accounts payable and other current liabilities	35,147	48,637
Deferred revenue	91,408	102,721
Total current liabilities	126,964	151,764

Long-term debt	14,575	14,680
Other liabilities	4,764	5,219

Stockholders' equity:
Common stock	21	20
Additional paid-in capital	194,039	185,546
Treasury stock	(22,178)	(22,977)
Accumulated deficit	(44,215)	(43,465)
Accumulated other comprehensive loss	(7,345)	(7,418)
Total stockholders' equity	120,322	111,706

Total liabilities and stockholders' equity	$266,625	$283,369

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	April 30,
	2015	2014

Net cash provided by operating activities	$4,336	$3,178

Cash flows from investing activities:
Purchase of property and equipment	(1,140)	(570)
Capitalized software costs	(28)	(56)
Net cash used in investing activities	(1,168)	(626)

Cash flows from financing activities:
Repayments of debt	(102)	(97)
Tax payments, net of proceeds, related to stock awards	(391)	(577)
Excess tax benefits from share-based payment arrangements	151	143
Payment of contingent liability associated with acquisitions	(750)	(471)
Proceeds from issuance of common stock, net of issuance costs	8,365	-
Net cash provided by (used in) financing activities	7,273	(1,002)

Effect of exchange rates on cash and equivalents	(103)	691
Net increase in cash and equivalents	10,338	2,241
Cash and equivalents at beginning of period	120,526	75,984
Cash and equivalents at end of period	$130,864	$78,225

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2015	2014

Total revenue	$69,265	$68,485

Net income (loss)	549	(76)
Add back:
Net interest expense	126	124
Depreciation	999	924
Amortization	452	492
Income taxes	204	24
EBITDA	$2,330	$1,488
Add back:
Non-cash stock-based compensation	1,306	876
Change in fair value of interest rate swap	(245)	46
Adjusted EBITDA	$3,391	$2,410
Adjusted EBITDA margin	5%	4%

Non-GAAP net income reconciliation

Net income (loss)	$549	$(76)
Add back:
Non-cash stock-based compensation	1,306	876
Amortization of purchased intangible assets	344	378
Change in fair value of interest rate swap	(245)	46
Income tax adjustments	(351)	(325)
Non-GAAP net income	$1,603	$899

Non-GAAP earnings per diluted Class A share reconciliation

Earnings (loss) per diluted Class A share	$0.03	$(0.01)
Add back:
Non-cash stock-based compensation	0.07	0.06
Amortization of purchased intangible assets	0.02	0.03
Change in fair value of interest rate swap	(0.01)	(0.00)
Income tax adjustments	(0.02)	(0.02)
Non-GAAP earnings per diluted Class A share	$0.09	$0.06

Shares used in computing earnings per diluted Class A share	16,048	12,628

Non-GAAP earnings per diluted Class B share reconciliation

Earnings (loss) per diluted Class B share	$0.02	$(0.00)
Add back:
Non-cash stock-based compensation	0.06	0.05
Amortization of purchased intangible assets	0.02	0.02
Change in fair value of interest rate swap	(0.01)	0.00
Income tax adjustments	(0.02)	(0.02)
Non-GAAP earnings per diluted Class B share	$0.07	$0.05

Shares used in computing earnings per diluted Class B share	3,279	3,168